Loan No. 00001296

AGREEMENT REGARDING APPROVAL OF EQUITY TRANSFER

THIS AGREEMENT REGARDING APPROVAL OF EQUITY TRANSFER, dated as of June 25, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "**Agreement**"), is by and among **TOWD POINT MASTER FUNDING TRUST 2015-CPLA,** a Delaware statutory trust (together with its successors and/or assigns, "**Lender**"); **ARP BORROWER, LLC**, a Delaware limited liability company ("**Borrower**"); **ARP Pledgor, LLC**, a Delaware limited liability company ("**Pledgor**"); and **SEAN ZARINEGAR** ("**Guarantor**").

RECITALS:

A. FIRSTKEY LENDING, LLC, a Delaware limited liability company ("**Original Lender**") made a loan (the "**Loan**") to Borrower in the principal sum of $1,675,000.00 pursuant to that certain Loan Agreement dated as of October 17, 2014, by and between Borrower and Original Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "**Loan Agreement**").

B. The Loan is secured by a certain Security Instrument in favor of Original Lender upon the real property described therein (the "**Property**").

C. Pledgor owns 100% of the membership interest in Borrower and, as additional collateral for the Loan, Pledgor has pledged such membership interest to Lender pursuant to the Pledge Agreement.

D. Guarantor has guaranteed certain obligations of Borrower pursuant to the Guaranty.

E. Original Lender assigned the Loan and Loan Documents to Lender.

F. On February 13, 2015, American Realty Partners, LLC, an Arizona limited liability company (such entity being the sole member of Pledgor) ("**American Realty**") purchased the majority and controlling shares of Affinity Mediaworks Corp, a Nevada corporation ("**Affinity**") pursuant to a so-called "reverse merger."

G. Borrower, Pledgor and Guarantor now request that Lender approve the following transaction (the "**Equity Transfer**"): (1) Affinity will form a new corporation in Maryland to be known as AMERICAN HOUSING INCOME TRUST, INC. ("**New Guarantor**") and file Articles of Conversion with the State of Maryland converting Affinity into New Guarantor; (2) Affinity and New Guarantor will merge through the conversion, with New Guarantor being the surviving entity; (3) the transfer of all of the membership interest in American Realty <u>from</u> each of its numerous members <u>to</u> New Guarantor, with such members each receiving shares in New Guarantor in an amount equal to their respective *pro rata* membership interests in American Realty; and (4) ultimately, at New Guarantor's option, transformation of New Guarantor into a publicly traded real estate investment trust. Attached as <u>Exhibit A</u> is an organization chart depicting Borrower's ownership structure immediately <u>before</u> closing of the Equity Transfer, and attached as <u>Exhibit B</u> is an organization chart depicting Borrower's ownership structure immediately <u>after</u> closing of the Equity Transfer.

H. Borrower, Pledgor, Guarantor and Lender desire to memorialize Lender's approval of the Equity Transfer, but subject to satisfaction of certain terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **<u>Definitions</u>**. Capitalized terms not otherwise defined in this Agreement or the other documents executed and delivered in connection with this Agreement have those meanings given to them in the Loan Documents. However, the following definitions are hereby added to (or modified to be as follows in) all Loan Documents, as applicable.

"**New Guaranty**" means that certain Guaranty [Limited Recourse] executed by New Guarantor as of the date hereof.

"**New Indemnity**" means that certain Environmental Indemnity Agreement executed by New Guarantor as of the date hereof.

"**Lender Parties**" means Lender, its servicers, and each of their respective participants, predecessors, subsidiaries, affiliates, successors and assigns, officers, directors, employees, agents, attorneys and other representatives.

2. **Conditions Precedent**. The following are conditions precedent to Lender's obligations under this Agreement (all of which must be in form and substance acceptable to Lender):

a. Receipt by Lender of the executed originals of this Agreement, the New Guaranty, the New Indemnity and all other documents and agreements which are required by this Agreement or by any other Loan Document.

b. Receipt and approval by Lender of all executed documents evidencing the Equity Transfer.

c. Receipt by Lender of resolutions (together with any other evidence of authority reasonably required by Lender) of Borrower, Pledgor and Guarantor authorizing execution of this Agreement and all other documents to be executed herewith.

d. Receipt by Lender of resolutions (together with any other evidence of authority reasonably required by Lender) of New Guarantor authorizing execution of the New Guaranty and the New Indemnity.

e. Receipt by Lender of an Officer's Certificate of New Guarantor in a form approved by Lender in its reasonable discretion.

f. The representations and warranties contained in this Agreement are true and correct.

g. Lender has received reimbursement from Borrower of (or Borrower shall have paid directly) Lender's costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys' fees and costs (including those of Miller, Canfield, Paddock and Stone, PLC as Lender's counsel).

h. All other payments due and owing to Lender under the Loan Documents have been paid current as of the effective date of this Agreement.

3. **Approval of Equity Transfer**. Subject to the satisfaction of the each of the conditions precedent provided in Section 2, and based upon the representations and warranties in this Agreement, Lender consents to and approves of the Equity Transfer.

4. **Loan Balance**. Borrower acknowledges that, as of the date June 8, 2015, the unpaid principal balance of the Loan is $1,662,177.28 with interest accrued from and including and after June 1, 2015, the obligation for repayment of which is a valid and binding obligation and to which there are no claims, setoffs, or defenses.

5. **Continued Security**. The Security Instrument and other Loan Documents which recite they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under this Agreement.

6. **Formation and Organizational Documents - Borrower**. Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower. Borrower hereby certifies that such documents: (i) are all of the relevant formation and organizational documents of Borrower; (ii) remain in full force and effect; and (iii) have not been amended or modified since they were previously delivered to Lender.

7. **Formation and Organizational Documents - Pledgor**. Pledgor has previously delivered to Lender all of the relevant formation and organizational documents of Pledgor. Pledgor hereby certifies such documents: (i) are all of the relevant formation and organizational documents of Borrower; (ii) remain in full force and effect; and (iii) have not been amended or modified since they were previously delivered to Lender.

8. **Non-Impairment**. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in any Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

9. **Miscellaneous**. This Agreement, the New Guaranty and the New Indemnity shall each constitute Loan Documents as that term is defined in the Loan Agreement. The provisions of Section 16.3 of the Loan Agreement (captioned "Governing Law, Jurisdiction and Venue") are incorporated herein by reference and shall govern this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

10. **Representations and Warranties**. Borrower, Pledgor and Guarantor hereby acknowledge, certify, represent and warrant to Lender that: (i) no Event of Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents; (ii) the liens granted to the Lender by Borrower against the Property under the Security Instrument, the liens granted by Pledgor against the Equity Collateral under the Pledge Agreement, and the other Loan Documents remain first and valid security interests in and liens against the Property and Equity Collateral; (iii) there are no claims, setoffs, or defenses to the Lender's exercise of any rights or remedies available to the Lender under the terms of the Loan Documents as of the date hereof; (iv) the Loan Documents are valid, binding, and enforceable documents and agreements subject to applicable creditor rights and bankruptcy law; there are no subordinate liens of any kind covering or relating to the Property or Equity Collateral nor are there any mechanics' liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received; (v) all representations and warranties herein and in the Loan Documents are true and correct as of the date hereof, and shall survive execution of this Agreement; (vi) the Equity Transfer is accurately and fully described in Recital G, **Exhibit A** and **Exhibit B**, and all conditions to the Equity Transfer have been satisfied; (vii) the Manager of the Property is Performance Realty Management, LLC, an Arizona limited liability company; and (viii) both before and after completion of the Equity Transfer, the Sponsor of the Loan is Sean Zarinegar.

11. **Organizational Chart**. Borrower, Pledgor and Guarantor hereby acknowledge, certify, represent and warrant to Lender that organizational charts attached hereto as **Exhibit A** and **Exhibit B** (the **"Organizational Chart"**), relating to Borrower and certain Affiliates and other parties, (a) are true, complete and correct on and as of the date hereof, and (b) show all Persons owning 10% (or greater) of the direct and indirect interest in Borrower.

12. **Patriot Act**. Borrower Parties hereby represent and warrant that they and each and every Person affiliated with any Borrower Party or that to any Borrower Parties' knowledge has an economic interest in any Borrower Party, is: (i) not a "*blocked*" Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the "**Annex**"); (ii) in full compliance with all applicable requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, "**OFAC**"); (iii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "*blocked*" Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting

and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that any Borrower Party (or any of their respective beneficial owners, affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender's option, it shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor or any other party to the Loan is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the "**Patriot Act**") are incorporated into this Section.

13. <u>**Release of Claims Against Lender and Covenant Not to Sue**</u>.

a. Borrower, Pledgor and Guarantor, on behalf of themselves and their respective heirs, successors and assigns, hereby release, relinquish and forever discharge all Lender Parties from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities demands or causes of action of any nature, at law or in equity, known or unknown, which Borrower, Pledgor or Guarantor now have by reason of any cause, matter, or thing through and including the date hereof, including, without limitation, matters arising out of or relating to: (a) the Loan, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) the Equity Collateral; or (e) any reserve and/or escrow balances held by Lender or any servicers of the Loan. Borrower, Pledgor and Guarantor, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. Borrower, Pledgor and Guarantor confirm to Lender that they have reviewed the effect of this waiver, release and covenant not to sue with competent legal counsel of their choice, or have been afforded the opportunity to do so, before signing this Agreement, and each acknowledge and agree that Lender is relying upon this release in entering into this Agreement.

b. Guarantor acknowledges that: (a) the obligations undertaken by Guarantor under and pursuant to this Agreement are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender's consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type reflected in this Agreement and the Loan Documents. Given all of the above, Guarantor represent and confirms to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, (ii) the circumstances under which those defenses may arise, (iii) the benefits which those defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving those defenses. Guarantor acknowledges that Guarantor has entered into this Agreement and both undertaken Guarantor's obligations and given Guarantor's unconditional waiver with the intent that this Agreement and all such waivers shall be fully enforceable by Lender, and that Lender has been induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

14. <u>**No Waivers or Forbearance**</u>. No prior or future forbearance by Lender in exercising any of its rights or remedies under the Loan Documents or this Agreement, nor any renewal, extension, or rearrangement of any payment to be made under any Note, nor any acceptance by Lender of any payment in an amount less than the amount then due shall constitute a waiver of any of the terms or of any of Lender's rights or remedies under this Agreement or any Loan Document. Lender shall not by any prior or future act or omission or commission be deemed to have waived or to waive any of its rights or remedies, or any Event of Default (except as expressly

affected by this Agreement), unless such waiver is in writing and signed and delivered by an officer of the Lender and then only to the extent specifically set forth in the writing. No past or future waiver of any Event of Default or indulgence by Lender shall operate as a waiver of the same Event of Default on a future occasion, or as a waiver of any other Event of Default. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any future exercise of it or the exercise of any other right or remedy.

15. **Integration; Interpretation**. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties.

16. **Further Action**. Borrower, Pledgor and Guarantor shall take all additional action required by Lender in order to fully accomplish and document the transaction contemplated under and pursuant to this Agreement, and acknowledge that all costs and expenses incurred by Lender in connection herewith are reimbursable expenses to be paid to Lender by Borrower, Pledgor and Guarantor as a condition to the effectiveness of this Agreement (and otherwise upon Lender's demand).

17. **Ratification**. Except as modified by this Agreement, the Loan Documents (including without limitation, all representations and warranties thereunder) are hereby ratified and confirmed by Borrower, Pledgor and Guarantor as being in full force and effect in accordance with their respective terms, except as expressly modified by this Agreement.

18. **New Guaranty**. The New Guaranty shall constitute a Guaranty (as that term is defined in the Loan Agreement), and New Guarantor shall constitute a Guarantor (as that term is defined in the Loan Agreement).

19. **Successors and Assigns**. The covenants, agreements, representations and warranties contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower, Pledgor and Guarantor.

20. **Counterparts**. This Agreement, the New Guaranty, the New Indemnity and any other Loan Documents which expressly so provide, may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

[END OF BODY OF THIS AGREEMENT – SIGNATURES OCCUR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ARP BORROWER, LLC,
a Delaware limited liability company

By: ARP PLEDGOR, LLC,
a Delaware limited liability company,
Its Sole Member

By: American Realty Partners, LLC,
an Arizona limited liability company,
Its Member

By: Performance Realty Management, LLC,
an Arizona limited liability company,
Its Manager

By: [signature]
Sean Zarinegar, Manager

State of Arizona }
} SS.
County of Maricopa }

The foregoing instrument was acknowledged before me this 25 day of June, 2015, by Sean Zarinegar, a/k/a Sean Zar, as Manager of Performance Realty Management, LLC, an Arizona limited liability company, as Manager of American Realty Partners, LLC, an Arizona limited liability company, as Member of ARP Pledgor, LLC, a Delaware limited liability company, as Sole Member of ARP Borrower, LLC, a Delaware limited liabiliyt company, on behalf of the company.

MONICA ANDREAS
Notary Public - State of Arizona
MARICOPA COUNTY
My Commission Expires
April 15, 2019

Monica Andreas
Signature of Person Taking Acknowledgement

Notary
Title or Rank

Serial Number, if any

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PLEDGOR:

ARP PLEDGOR, LLC,
a Delaware limited liability company,

By: American Realty Partners, LLC,
an Arizona limited liability company,
Its Member

By: Performance Realty Management, LLC,
an Arizona limited liability company,
Its Manager

By: ______________________
Sean Zarinegar, Manager

State of Arizona)
) SS.
County of Maricopa)

The foregoing instrument was acknowledged before me this 25 day of June, 2015, by Sean Zarinegar, a/k/a Sean Zar, as Manager of Performance Realty Management, LLC, an Arizona limited liability company, as Manager of American Realty Partners, LLC, an Arizona limited liability company, as Member of ARP Pledgor, LLC, a Delaware limited liability company, on behalf of the company.

Monica Andrear
Signature of Person Taking Acknowledgement

Notary
Title or Rank

____
Serial Number, if any

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GUARANTOR:

SEAN ZARINEGAR

State of Arizona }
} SS.
County of Maricopa }

The foregoing instrument was acknowledged before me this 25 day of June, 2015, by Sean Zarinegar, a/k/a Sean Zar.

Monica Avelreos
Signature of Person Taking Acknowledgement

Notary
Title or Rank

Serial Number, if any

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

Towd Point Master Funding Trust 2015-CPLA,
a Delaware statutory trust

By: Firstkey Lending, LLC, a Delaware limited liability company, solely in its capacity as Administrator for Towd Point Master Funding Trust 2015-CPLA

By: [signature]
Name: Randy Reiff
Title: CEO

Acknowledgment

State of New York)
County of New York) SS:

On the ____________ before me, David Pildis, the undersigned, a Notary Public in and for said State, personally appeared Randy Reiff, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature [signature] (Seal)

Notary Public in and for the State of New York
My Commission Expires: 3/10/18

DAVID A PILDIS
Notary Public, State of New York
No. 02PI6298079
Qualified in New York County
Commission Expires March 10, 2018

EXHIBIT A

ORGANIZATIONAL CHART – BEFORE EQUITY TRANSFER

ORGANIZATIONAL CHART (PRE-CONVERSION; PRE-REIT)


AMERICAN REALTY PARTNERS, LLC
AN ARIZONA LIMITED LIABILITY COMPANY
-All units owned by approximately 130 members.
-Performance Realty Management, LLC ("PRM") serves as Manager. Sean Zarinegar is the single member of PRM.
ARP PLEDGOR, LLC
A DELAWARE LIMITED LIABILITY COMPANY
ARP BORROWER, LLC
A DELAWARE LIMITED LIABILITY COMPANY

EXHIBIT B

ORGANIZATIONAL CHART – AFTER EQUITY TRANSFER

ORGANIZATIONAL CHART (POST-CONVERSION; PRE-REIT)



AMERICAN HOUSING INCOME TRUST, INC.
A MARYLAND CORPORATION
AMERICAN REALTY PARTNERS, LLC
AN ARIZONA LIMITED LIABILITY COMPANY
-Performance Realty Management, LLC ("PRM") serves as Manager. Sean Zarinegar is the single member of PRM.
ARP PLEDGOR, LLC
A DELAWARE LIMITED LIABILITY COMPANY
ARP BORROWER, LLC
A DELAWARE LIMITED LIABILITY COMPANY

Loan No. 00001296

GUARANTY
[Limited Recourse]

This **GUARANTY** (**"Guaranty"**) dated as of June 25, 2015, is made by AMERICAN HOUSING INCOME TRUST, INC., a Maryland corporation (whether one or more collectively hereinafter referred to as **"Guarantor"**), having an address as set forth opposite its on this Guaranty, for the benefit of **TOWD POINT MASTER FUNDING TRUST 2015-CPLA,** a Delaware statutory trust, having an address at 875 Third Avenue, 6th Floor, New York, New York 10022 (collectively, with its with its successors and assigns, **"Lender"**).

RECITALS:

A. FIRSTKEY LENDING, LLC, a Delaware limited liability company (**"Original Lender"**) and ARP BORROWER, LLC, a Delaware limited liability company (individually and/or collectively as the context requires referred to herein as **"Borrower"**) entered into a certain Loan Agreement dated as of October 17, 2014 (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the **"Loan Agreement"**), which Loan Agreement sets forth the terms and conditions of a loan (said loan, together with all advances which may hereafter be made pursuant to the Loan Agreement, being referred to herein as the **"Loan"**) to Borrower secured by certain Property as defined and more particularly described in the Loan Agreement.

B. The Loan is evidenced by that certain Promissory Note dated as of October 17, 2014, executed by Borrower and payable to the order of Lender (such Promissory Note, as may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, the **"Note"**).

C. Original Lender assigned the Loan and Loan Documents to Lender.

D. In connection with Lender's approval of the Equity Transfer (as defined in that certain Agreement Regarding Approval of Equity Transfer dated as of the date hereof), Lender requires that Guarantor provide the guaranty, representations, warranties, covenants and other matters described in this Guaranty for the benefit of Lender.

E. Guarantor is an Affiliate of Borrower and will receive direct or indirect benefit from Lender's approval of the Equity Transfer.

F. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to extend credit to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the Guaranteed Recourse Obligations of Borrower (defined below), this Guaranty being upon the following terms and conditions:

1. **Guaranteed Recourse Obligations of Borrower.** Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter the payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined). As used herein, the term **"Guaranteed Recourse Obligations of Borrower"** shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article 3 of the Loan Agreement.

2. **Certain Agreements and Waivers by Guarantor.**

(a) Guarantor hereby agrees that each of the following shall constitute Events of Default hereunder (i) the occurrence of a default by Guarantor in payment of the Guaranteed Recourse Obligations of Borrower, or any

part thereof, when such indebtedness becomes due and (ii) the dissolution, bankruptcy and/or insolvency of any Guarantor.

(b) Upon the occurrence of any Event of Default hereunder, the Guaranteed Recourse Obligations of Borrower, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Lender. Guarantor shall, on demand, pay the Guaranteed Recourse Obligations of Borrower to Lender. It shall not be necessary for Lender, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Debt, (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Borrower or any others liable for the payment or performance of the Guaranteed Recourse Obligations of Borrower or any part thereof in any action to enforce this Guaranty and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Recourse Obligations of Borrower.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Recourse Obligations of Borrower, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

(d) In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Recourse Obligations of Borrower), and any interest paid by Lender and any attorneys' fees, costs and expenses paid or incurred by Lender in connection with any such event. If acceleration of the time for payment of any amount payable by Borrower under any Loan Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantor on demand by Lender.

3. **Subordination**. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Recourse Obligations of Borrower and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Recourse Obligations of Borrower;

(b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Recourse Obligations of Borrower have been fully and finally paid and performed;

(c) Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Recourse Obligations of Borrower have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to Lender

immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d) Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.

4. **Other Liability of Guarantor or Borrower**. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.

5. **Assignment by Lender**. This Guaranty is for the benefit of Lender and Lender's successors and assigns, and in the event of an assignment of the Guaranteed Recourse Obligations of Borrower, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Recourse Obligations of Borrower so assigned, may be transferred with such Guaranteed Recourse Obligations of Borrower. Guarantor waives notice of any transfer or assignment of the Guaranteed Recourse Obligations of Borrower, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.

6. **Binding Effect**. This Guaranty is binding not only on Guarantor, together with its successors and assigns. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal and legal representatives, successors and assigns, and the term "Guarantor" shall mean all of such Persons and each of them individually. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Recourse Obligations of Borrower).

7. **Nature of Guaranty**. Guarantor hereby acknowledges and agrees that this Guaranty (a) is a guaranty of payment and not only of collection and that Guarantor is liable hereunder as a primary obligor, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Guaranteed Recourse Obligations of Borrower and the Debt, (c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Lender's enforcement of remedies under the Loan Documents and (d) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any).

8. **Governing Law; Forum**. The governing law and related provisions set forth in the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Guarantor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Guarantor hereunder. Guarantor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, the aforesaid provisions). All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Recourse Obligations of Borrower are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Recourse Obligations of Borrower. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Legal Requirements, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth for Guarantor in the Loan Agreement, or

at a subsequent address of which Lender received actual notice from Guarantor in accordance with said Section, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

9. **Invalidity of Certain Provisions**. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Legal Requirements.

10. **Attorneys' Fees, Costs and Expenses of Collection**. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by Lender in the enforcement of or preservation of Lender's rights under this Guaranty including, without limitation, all attorneys' fees, costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Lender under this Section 10 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note. Guarantor's obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Recourse Obligations of Borrower to the extent any such obligations or liabilities were incurred (or accrued) prior to the payment or discharge in full of the Guaranteed Obligations of Borrower.

11. **Payments**. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts. All payments available to Lender for application in payment or reduction of the Guaranteed Recourse Obligations of Borrower may be applied by Lender in such manner and in such amount, and at such time or times and in such order and priority as may be determined by Lender in its sole discretion.

12. **Controlling Agreement**. It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Legal Requirements. Should it be determined that any portion of the Guaranteed Recourse Obligations of Borrower or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable Legal Requirements, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Legal Requirements. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

13. **Notices**. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with the applicable terms and conditions of the Loan Agreement. Notices to Guarantor shall be addressed as to them at their addresses appearing opposite their signatures on this document.

14. **Cumulative Rights**. The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Recourse Obligations of Borrower, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or

recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Lender.

15. **Subrogation.** It is the intention of the parties that Guarantor shall not be deemed to be a "*creditor*" (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that Borrower or Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, (a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Recourse Obligations of Borrower, until the Guaranteed Recourse Obligations of Borrower and the Debt have been fully and finally paid, and (b) if Guarantor is or becomes an "*insider*" (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Lender), whether such rights arise under an express or implied contract or by operation of law. This waiver is given to induce Lender to make the Loan as evidenced by the Note to Borrower.

16. **Further Assurances.** Guarantor at Guarantor's expense will promptly execute and deliver to Lender upon Lender's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

17. **No Fiduciary Relationship.** The relationship between Lender and Guarantor is solely that of lender and guarantor. Lender has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Lender.

18. **Interpretation.** If this Guaranty is signed by more than one Person as "*Guarantor*", then the term "*Guarantor*" as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Lender may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Security Instrument and/or applicable Legal Requirements with respect to the Property or any other Loan Documents.

19. **Time of Essence.** Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

20. **Execution.** This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

21. **Entire Agreement.** This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be

modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

22. **WAIVER OF JURY TRIAL.** TO THE FULL EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

23. **Consent to Jurisdiction.** Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in New York over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as provided in the Loan Documents or as otherwise permitted by applicable Legal Requirements. Guarantor hereby releases, to the extent permitted by applicable Legal Requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Lender shall deem necessary and desirable, for all of which this Guaranty shall be sufficient warrant.

24. **Waivers.**

(a) Guarantor hereby agrees that neither Lender's rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and Guarantor hereby waives any rights or protections related to): (i) any limitation of liability or recourse in any other Loan Document or arising under any law; (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Recourse Obligations of Borrower; (iv) any homestead exemption or any other similar exemption under applicable Legal Requirements and Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Recourse Obligations of Borrower; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security

at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Recourse Obligations of Borrower, including any impairment of Guarantor's recourse against any Person or collateral; (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Recourse Obligations of Borrower, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (viii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Recourse Obligations of Borrower and/or any of the Loan Documents; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Recourse Obligations of Borrower, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Recourse Obligations of Borrower; (x) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Recourse Obligations of Borrower or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Recourse Obligations of Borrower, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document; (xiv) the unenforceability of all or any part of the Guaranteed Recourse Obligations of Borrower against Borrower, whether because the Guaranteed Recourse Obligations of Borrower exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Recourse Obligations of Borrower, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Recourse Obligations of Borrower, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower); (xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Recourse Obligations of Borrower, whether or not consented to by Lender; and/or (xvi) any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).

(b) This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives

(i) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(ii) any rights of sovereign immunity and any other similar and/or related rights;

(iii) any other circumstance that may constitute a defense of Borrower or Guarantor hereunder and/or under the other Loan Documents; and

(iv) any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt.

25. **Representations, Warranties and Covenants of Guarantor.** Each Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof): (a) Guarantor is duly organized and formed, as applicable, validly existing and, if an entity other than a trust, in good standing under the laws of its state of formation, and has all requisite right and power to execute and deliver this Guaranty and to perform the Guaranteed Recourse Obligations of Borrower; (b) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Recourse Obligations of Borrower, now or hereafter owing, and the creation of liens on Guarantor's assets (i) are within the powers of Guarantor and (ii) do not require any approval or consent of, or filing with, any governmental authority or other Person (or such approvals and consents have been obtained and delivered to the Lender) and are not in contravention of any provision of law applicable to Guarantor; (c) this Guaranty and the other Loan Documents to which Guarantor is a party constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); (d) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a Material Adverse Effect; (e) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (f) the financial statements and other information pertaining to Guarantor submitted to Lender are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (g) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined and if so, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a Material Adverse Effect; (h) the making of the Loan to Borrower will result in material benefits to Guarantor; (i) Guarantor (1) has not entered into this Guaranty or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for the Guaranteed Recourse Obligations of Borrower hereunder and under the Loan Documents; and (j) Guarantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code. Each of the representations and covenants of and/or relating to Guarantor set forth in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein.

26. **Financial Covenants of Guarantor.**

(a) Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, at all reasonable times, during normal business hours, at Guarantor's address for notices as set forth herein upon the giving of

reasonable notice of such intent. Guarantor shall also provide to Lender, upon Lender's reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Lender may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Lender.

(b) Lender shall have the right, at any time and from time to time upon the occurrence and continuance of an "Event of Default" hereunder or under the other Loan Documents, to audit the books and records of Guarantor.

(c) During the term hereunder, Guarantor will furnish or cause to be furnished to Lender, as soon as available, and in any event within ninety (90) days after the end of each calendar year, the annual financial statements of Guarantor, which financial statements shall be prepared on an unaudited basis, in form substantially similar to those previously delivered by Guarantor to Lender and which shall include Guarantor's balance sheet, tax returns and statements of net worth and contingent liabilities. All such financial statements shall (A) be prepared by Guarantor's independent certified public accountants (which accountants shall be reasonably acceptable to Lender) and (B) be certified by Guarantor to Lender as true and correct in all material respects and (C) contain such backup and/or supporting information as may be reasonably requested by Lender. In addition, Guarantor shall promptly furnish to Lender any other financial information reasonably requested by Lender from time to time in respect of Guarantor.

(d) Guarantor (collectively if more than one) shall, at all times while the Debt remains unsatisfied, maintain a net worth of not less $1,675,000.00 and a liquidity of not less than $100,000.00. For the purposes hereof, Guarantor's net worth and liquidity shall be determined by Lender in its reasonable discretion, at any time and from time to time, and (x) Guarantor's net worth shall exclude any equity attributable to the Property, and (y) Guarantor's liquidity shall include investments held in publicly traded stocks, bonds, exchange traded funds and mutual funds.

27. **Replacement Guarantor**. To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section. Borrower shall be permitted to substitute a replacement guarantor and no "Event of Default" shall be deemed to have occurred hereunder as a result thereof, provided, that (a) no other Event of Default hereunder or under and as defined in the Loan Agreement has occurred and is then continuing, (b) such substitution is permitted by then applicable REMIC Requirements and (c) each of the following terms and conditions are satisfied (i) within thirty (30) days after the occurrence of such death or incompetency, Borrower delivers Lender written notice of its intent to substitute the guarantor; (ii) the replacement guarantor is a Satisfactory Replacement Guarantor (as defined below); (iii) within fifteen (15) days after delivery of the written notice described in the preceding subclause (i), such Satisfactory Replacement Guarantor assumes the obligations of Guarantor hereunder and under the other Loan Documents in a manner satisfying the Prudent Lender Standard; (iv) concurrently with such assumption, (A) such Satisfactory Replacement Guarantor delivers to Lender a spousal consent (if applicable), as and to the extent applicable and (B) each of Borrower and such Satisfactory Replacement Guarantor affirms each of their respective obligations under the Loan Documents in a manner satisfying the Prudent Lender Standard; and (v) prior to or concurrently with such assumption, as applicable, Lender receives such information, documentation and opinions as may be required by Lender in connection with such assumption and the foregoing in order to satisfy the Prudent Lender Standard (including, without limitation, opinions relating to REMIC). As used herein, the term "**Satisfactory Replacement Guarantor**" shall mean a replacement guarantor that (1) satisfies the net worth and liquidity requirements set forth herein, (2) is acceptable to the Rating Agencies, (3) satisfies the Prudent Lender Standard and (4) is an Affiliate of Sponsor.

28. **Review by Guarantor**. GUARANTOR HAS RECEIVED COPIES OF, AND HAS HAD THE OPPORTUNITY TO REVIEW, ALL OF THE LOAN DOCUMENTS REFERRED TO IN THIS GUARANTY. GUARANTOR HAS DISCUSSED THIS GUARANTY WITH GUARANTOR'S LEGAL COUNSEL, AND GUARANTOR UNDERSTANDS THE NATURE AND EXTENT AND THE LEGAL AND PRACTICAL CONSEQUENCES OF GUARANTOR'S LIABILITY UNDER THIS GUARANTY.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

AMERICAN HOUSING INCOME TRUST, INC.,
a Marland corporation

By: [signature]

Name: Sean Zarinegar

Title: President

ADDRESS

34225 North 27th Drive
Building 5
Suite 238
Phoenix, Arizona 85085

State of Arizona } SS.
County of Maricopa }

The foregoing instrument was acknowledged before me this 25 day of June, 2015, by Sean Zarinegar, as President of American Housing Income Trust, Inc., a Maryland corporation, on behalf of the corporation.

MONICA ANDREAS
Notary Public - State of Arizona
MARICOPA COUNTY
My Commission Expires
April 15, 2019

Monica Andreas
Signature of Person Taking Acknowledgement

Notary
Title or Rank

Serial Number, if any

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "**Agreement**") made as of June 25, 2015, by **AMERICAN HOUSING INCOME TRUST, INC.**, a Maryland corporation (whether one or more collectively hereinafter referred to as "**Indemnitor**"), having an address as appears opposite such Indemnitor's signature on this Agreement, in favor of **TOWD POINT MASTER FUNDING TRUST 2015-CPLA**, a Delaware statutory trust, having an address at 875 Third Avenue, 6th Floor, New York, New York 10022 (together with its successors and/or assigns, "**Indemnitee**") and other Indemnified Parties (as hereinafter defined).

RECITALS:

A. FIRSTKEY LENDING, LLC, a Delaware limited liability company ("**Original Lender**") made a loan (the "**Loan**") to ARP Borrower, LLC, a Delaware limited liability company ("**Borrower**") in the principal sum of One Million Six Hundred Seventy Five Thousand and No/100 Dollars ($1,675,000.00) pursuant to that certain Loan Agreement, dated as of October 17, 2014, by and between Borrower and Original Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "**Loan Agreement**"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan is secured by certain a certain deeds of trust in favor of Lender upon the Property (as defined in the Loan Agreement).

B. Original Lender assigned the Loan and Loan Documents to Indemnitee.

C. In connection with Indemnitee's approval of the Equity Transfer (as defined in that certain Agreement Regarding Approval of Equity Transfer dated as of the date hereof), Indemnitee requires that Indemnitor provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of Lender.

D. Indemnitor is an Affiliate of Borrower and will receive direct or indirect benefit from Lender's approval of the Equity Transfer. Indemnitor is entering into this Agreement to induce Indemnitee to approve the Equity Transfer.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1. **ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.** Without in any way limiting the other representations and warranties or the obligations of indemnification set forth in this Agreement, Indemnitor hereby represents and warrants to the best of Indemnitor's knowledge (after reasonable investigation and inquiry with respect to the Property) that, except as otherwise disclosed by Indemnitor to Indemnitee on Exhibit A hereto, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there has been no exposure of any Person to Hazardous Substances at the Property in violation of Environmental Laws or that could reasonably be expected to result in the liability of Indemnitor; (e) there is no past or present non-compliance with Environmental Laws (including, without limitation, those requiring disclosure of lead-based paint), or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (f) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property,

or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (g) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; (h) the Property currently displays no evidence of water infiltration or water damage; (i) there are no prior or current complaints by tenants at the Property regarding water infiltration or water damage or leaks or odors related thereto; and (j) the Property currently displays no conspicuous evidence of the growth of Microbial Matter (defined below).

2. **ENVIRONMENTAL COVENANTS.** Indemnitor covenants and agrees that, with respect to the Property: (a) Indemnitor shall not cause or permit uses or operations on or of the Property, whether by Indemnitor or any other Person, not to be in compliance with all Environmental Laws (including, without limitation, those requiring disclosure of lead-based paint) and permits issued pursuant thereto; (b) Indemnitor shall not cause or permit any Releases of Hazardous Substances in, on, under or from the Property; (c) Indemnitor shall not cause or permit the introduction of any Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall not cause or permit and shall promptly remove all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the "**Environmental Liens**"); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas) based upon a good faith belief that a Release of Hazardous Substances has occurred or that an environmental hazard exists on the Property, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property in order to comply with any Environmental Law; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority related to a Release of a Hazardous Substance to the extent necessary to comply with any Environmental Law; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitor shall not do or knowingly allow any tenant or other user of the Property to do any act on the Property that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (i) Indemnitor shall immediately notify Indemnitee in writing following Indemnitor's actual knowledge of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; (j) Indemnitor shall immediately adopt a remediation plan reasonably acceptable to Indemnitee (and, to the extent necessary, any insurance company responding to any Legal Action, as defined below, which is the subject of such remediation plan) with respect to any water damage or Microbial Matter identified as a result of any environmental assessment and/or investigation; (k) Indemnitor shall undertake any course of action recommended by the Environmental Protection Agency or other governmental agency or entity to prevent the growth of Microbial Matter; and (l) Indemnitor shall comply with any and all local, state or federal laws, legislation, guidelines or statutes at any time in effect with respect to Microbial Matter.

3. **INDEMNIFIED RIGHTS/COOPERATION AND ACCESS.** In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that does not, in the discretion of

the Indemnified Parties, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from Indemnitee, Indemnitor shall, at Indemnitor's expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the sole but reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the sole judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

4. **INDEMNIFICATION**. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; (l) any failure of Indemnitor or any other Person, including, but not limited to, any manager, sub-manager or other agent, to comply with any lead-based paint disclosure requirements applicable to the Properties under any state or federal law or regulation; and (m) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Security Instrument.

5. **DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES.** Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor's consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. **DEFINITIONS.** As used in this Agreement, the following terms shall have the following meanings:

"Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.

"Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

"Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

"Hazardous Substances" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

"Indemnified Parties" includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by any Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, any Investor or any prospective Investor in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, members, managers, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including

but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

"**Legal Action**" means any claim, suit or proceeding, whether administrative or judicial in nature.

"**Losses**" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

"**Microbial Matter**" means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.

"**Release**" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

"**Remediation**" includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7. **OPERATIONS AND MAINTENANCE PROGRAMS**. If recommended by any environmental assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Indemnitee may require (a) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Indemnitor's sole expense, supplemental examination of the Property by consultants specified by Indemnitee, (d) access to the Property by Indemnitee, its agents or servicer, to review and assess the environmental condition of the Property and Indemnitor's compliance with any operations and maintenance program and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants. Indemnitor's failure to comply with the foregoing provisions of this Section within thirty (30) days of notice from Indemnitee shall, at Indemnitee's option, constitute an Event of Default.

8. **UNIMPAIRED LIABILITY**. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the

representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record any Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

9. **ENFORCEMENT**. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, any Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in any Security Instrument or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

10. **SURVIVAL**. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Security Instrument.

11. **INTEREST**. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

12. **WAIVERS.**

(a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. All other waivers and provisions of similar import contained in the Guaranty are hereby incorporated by reference as if fully set forth herein. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) **INDEMNITOR AND INDEMNITEE EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR**

OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

13. **SUBROGATION**. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

14. **INDEMNITOR'S REPRESENTATIONS AND WARRANTIES**. Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c) to the best of Indemnitor's knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

15. **NO WAIVER**. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16. **NOTICE OF LEGAL ACTIONS**. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which

Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 20 hereof.

17. **EXAMINATION OF BOOKS AND RECORDS**. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

18. **SECURITIZATION**. The terms and provisions of the Cooperation Agreement are hereby incorporated by reference as if fully set forth herein. Indemnitor hereby agrees to cooperate in fulfilling any obligation of Borrower under the Cooperation Agreement.

19. **TAXES**. Indemnitor has filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

20. **NOTICES**. All notices or other written communications hereunder shall be made in accordance with the Article of the Loan Agreement entitled "*Notices*" and, with respect to Indemnitors, at the addresses noted opposite the Indemnitors' signatures to this Agreement (or to such other addresses as may be specified in writing by any party hereto to the other parties hereto).

21. **DUPLICATE ORIGINALS; COUNTERPARTS**. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

22. **NO ORAL CHANGE**. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

23. **HEADINGS, RIDERS, ETC**. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Any Riders attached to this Agreement constitute an integral part of this Agreement.

24. **NUMBER AND GENDER/SUCCESSORS AND ASSIGNS**. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee, which consent may be withheld or granted in Indemnitee's sole and absolute discretion. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

25. **RELEASE OF LIABILITY**. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

26. **RIGHTS CUMULATIVE.** The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

27. **INAPPLICABLE PROVISIONS.** If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

28. **GOVERNING LAW.** The governing law and related provisions set forth in the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Indemnitor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Indemnitor hereunder. Indemnitor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, the foregoing referenced provisions).

29. **MISCELLANEOUS.** (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in reasonable discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(a) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

(b) If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

(c) Indemnitor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the State of New York over any suit, action or proceeding arising out of, or relating to, this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Indemnitor irrevocably waives, to the fullest extent permitted by law, any objection that Indemnitor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Indemnitor and may be enforced in any court in which Indemnitor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Indemnitor as provided in the Loan Documents or as otherwise permitted by applicable Legal Requirements. Indemnitor hereby releases, to the extent permitted by applicable Legal Requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Indemnitor may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against Indemnitor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Indemnitee shall deem necessary and desirable, for all of which this Indemnitor shall be sufficient warrant.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

AMERICAN HOUSING INCOME TRUST, INC., a Marland corporation

By: [signature]

Name: Sean Zarinegar

Title: President

ADDRESS

34225 North 27th Drive
Building 5
Suite 238
Phoenix, Arizona 85085

State of Arizona)
) SS.
County of Maricopa)

The foregoing instrument was acknowledged before me this 25 day of June, 2015, by Sean Zarinegar, as President of American Housing Income Trust, Inc., a Maryland corporation, on behalf of the corporation.

MONICA ANDREAS
Notary Public - State of Arizona
MARICOPA COUNTY
My Commission Expires
April 15, 2019

Monica Andreas
Signature of Person Taking Acknowledgement

Notary
Title or Rank

Serial Number, if any

EXHIBIT A

ENVIRONMENTAL DISCLOSURES

None

Officer's Certificate – American Housing Income Trust, Inc.

June 25, 2015

The undersigned, Monica Andreas, as Secretary of AMERICAN HOUSING INCOME TRUST, INC., a Maryland corporation (the "Company"), does hereby certify for and on behalf of the Company:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company and any amendments, modifications and supplements thereto (the "Certificate"), and such Certificate is in full force and effect as of the date hereof.

2. Attached hereto as Exhibit B is a certificate of good standing (or equivalent) with respect to the Company issued by the Maryland Secretary of State (or equivalent official of that State) and no event has occurred since the date of such certificate of good standing that has affected the good standing of the Company under the laws of Maryland.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the current Bylaws of the Company, with all amendments, modifications and supplements thereto (the "Bylaws"), and such Bylaws is in full force and effect as of the date hereof.

4. Attached hereto as Exhibit D is a true, correct and complete copy of a consent resolution of the Company (the "Consent"), and such Consent has not been amended, modified, annulled, rescinded, revoked or changed in any manner whatsoever and is in full force and effect as of the date hereof.

5. The persons named below are the duly elected and qualified incumbents of the respective offices of the Company set forth opposite their respective names on the date hereof, and such incumbents are authorized to act on behalf of the Company in transaction with TOWD POINT MASTER FUNDING TRUST 2015-CPLA, a Delaware statutory trust ("Lender"). The signatures set forth below opposite their respective names are the genuine signatures of such incumbents:

NAME	POSITION	SIGNATURE
Sean Zarinegar	President	[signature]

The undersigned further certifies that if any of the above-named officers change, or if, at any time, any of said officers are no longer authorized to act on behalf of the Company in transactions with Bank, the Company shall immediately provide to Lender a new Officer's Certificate. Lender is hereby authorized to rely on this Officer's Certificate until a new Officer's Certificate certified by the Secretary of the Company is received by Lender.

In witness whereof, the undersigned has hereunto set his hand on behalf of the Company as of the date first written above.

Monica Andreas

Name: Monica Andreas

Exhibit A

Articles of Incorporation

State of Maryland
Department of Assessments and Taxation
Charter Division

Lawrence J. Hogan, Jr.
Governor

Owen C. Charles
Acting Director

Date: 05/05/2015

CORPORATION SERVICE COMPANY
7 ST. PAUL STREET
SUITE 820
BALTIMORE MD 21202

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: AMERICAN HOUSING INCOME TRUST, INC.
DEPARTMENT ID	: D16506610
TYPE OF REQUEST	: ARTICLES OF INCORPORATION
DATE FILED	: 05-04-2015
TIME FILED	: 12:54 PM
RECORDING FEE	: $100.00
ORG. & CAP FEE	: $30.00
EXPEDITED FEE	: $70.00
COPY FEE	: $30.00
FILING NUMBER	: 1000362007919162
CUSTOMER ID	: 0003248750
WORK ORDER NUMBER	: 0004465330

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

0009509531

CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	05-04-2015
PRINCIPAL OFFICE:	C/O CSC LAWYERS INCORPORATING SERVICE CO STE 1660 7 SAINT PAUL ST BALTIMORE MD 21202
RESIDENT AGENT:	CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820 BALTIMORE MD 21202

AMERICAN HOUSING INCOME TRUST, INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

ARTICLE I

INCORPORATOR

The undersigned, Eric Stoffers, whose address is 34225 North 27th Drive, Building 5, Phoenix, Arizona 85058, being at least 18 years of age, by these Articles of Incorporation and by Articles of Conversion effective as of May 7, 2015 does hereby convert Affinity Mediaworks Corp, Inc, a Nevada corporation formed on December 17, 2007 (the "Converting Corporation"), into a corporation formed under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the "Corporation") is:

American Housing Income Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as hereinafter defined) under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles of Amendment and Restatement of the Corporation (the "Charter"), "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 1660, Baltimore, MD 21202. The name and address of the resident agent of the Corporation in the State of Maryland CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 1660, Baltimore, MD 21202. The resident agent is a Maryland Corporation.

614438-10 LER

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 19 page document on file in this office. DATED: 5-5-2015

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY: [signature], Custodian

This stamp replaces our previous certification system. Effective: 6/95

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the board of directors of the Corporation (the "Board of Directors"). The number of directors of the Corporation shall be one at inception, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the "Bylaws"), but shall never be less than the minimum number required by the MGCL. The names of the director serving until the next annual meeting of stockholders and until their successors are duly elected and qualify is Eric Stoffers.

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws. The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as defined in Section 6.1), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Section 5.2 Extraordinary Actions. Except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such

shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Corporation is subject to the Maryland Control Share Acquisition Act, holders of shares of stock of the Corporation shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL.

Section 5.5. Indemnification. (a) The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the ultimate entitlement to indemnification to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the maximum extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 5.6 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision in the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset

owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class or series of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or the Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to be taxed as a REIT for federal income tax purposes. Following any such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be taxed as a REIT for federal income tax purposes, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII of the Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and then only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, "cause" shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9 Advisor Agreements. The Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $110,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Distributions. The Board of Directors from time to time may authorize and the Corporation may pay to its stockholders such dividends or other distributions in cash or other

property, including in shares of one class of the Corporation's stock payable to holders of shares of another class of stock of the Corporation, as the Board of Directors in its discretion shall determine.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms "Beneficial Owner," "Beneficially owns" and "Beneficially Owned" shall have the correlative meanings.

Benefit Plan Investor. The term "Benefit Plan Investor" shall mean any holder of Equity Shares that is a "benefit plan investor" within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Business Day. The term "Business Day" shall mean any day, other than a Saturday or a Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 7.3.1.

Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section "Constructively Owned" shall have the correlative meanings.

Controlling Person. The term "Controlling Person" shall mean a Person who has discretionary authority or control with respect to the assets of the Trust or who provides investment advice for a fee (direct or indirect) with respect to such assets, and any affiliate of such Person.

Domestically-Controlled Initial Date. The term "Domestically-Controlled Initial Date" shall mean the date on which the Board of Directors determines, in its sole discretion, that the restrictions in Sections 7.2.1(a)(viii) and (ix) of this Article VII should commence and set forth in a certificate of notice filed with the SDAT.

Excepted Holder. The term "Excepted Holder" shall mean a Person for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established for an Excepted Holder by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term "Initial Date" shall mean the date on which the Board of Directors determines, in its sole discretion, that the restrictions in this Article VII other than the restrictions in Sections 7.2.1(a)(viii) and (ix) should commence and set forth in a certificate of notice filed with the SDAT.

Insignificant Participation Exception. The term "Insignificant Participation Exception" shall mean the exception to the Plan Asset Regulations which provides that a Benefit Plan Investor's assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by Controlling Persons (other than Controlling Persons which are Benefit Plan Investors).

Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price'" on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determine Non-U.S. Event. The term "Non-U.S. Event" shall have the meaning given in Section 7.2.1(a)(ix) hereof.

Non-U.S. Person. The term "Non-U.S. Person" shall mean a Person other than a U.S. Person named by the Board of Directors.

NYSE. The term "NYSE" shall mean the New York Stock Exchange or any successor stock exchange thereto.

One Hundred Shareholders Date. The term "One Hundred Shareholders Date" shall mean the first date on which Capital Stock is beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code without regard to Section 856(h)(2) of the Code.

Person. The term "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 50 I (c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposI;!S of Rule 13d-5(b) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Plan Asset Regulations. The term "Plan Asset Regulations" shall mean Section 2510.3-101 of the regulations of the Department of Labor, as amended.

Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer (or other event), any Person who but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 7.2.l(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Publicly Offered Securities. The term "Publicly Offered Securities" shall have the meaning provided in Section 2510.3-101(b)(2) of the Plan Asset Regulations, or any successor regulation thereto.

Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to be taxed as a REIT for federal income tax purposes or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Stock Ownership Limit. The term "Stock Ownership Limit" shall mean nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Capital Stock of the Corporation excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, or such other percentage determined from time to time by the Board of Directors in accordance with Section 7.2.8 of the Charter.

TRS. The term "TRS" shall mea a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Corporation.

Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change such Person's percentage of Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

Trustee. The term "Trustee" shall mean the Person unaffiliated with both the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Charitable Trust.

U.S. Person. The term "U.S. Person" means a Person defined as a "United States Person" in Section 7701(a)(30) of the Code.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations.

(a) Basic Restrictions.

(i) During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4 and except as provided in Section 7.2.7 hereof, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Stock Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4 and except as provided in Section 7.2.7 hereof, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) During the period commencing on the One Hundred Shareholders Date and prior to the Restriction Termination Date, but subject to Section 7.4 and except as provided in Section 7.2.7 hereof, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than one hundred (1 00) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

(iv) During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4 and except as provided in Section 7.2.7 hereof,

no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause the Corporation to Constructively Own the percent (10%) or more of the ownership interests in a tenant (other than a TRS) of the Corporation's real property within the meaning of Section 856(d)(2)(B) of the Code.

(v) During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4 no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any "eligible independent contractor" (as defined in Section 856(d)(9)(A) of the Code) that operates a "qualified lodging facility" (as defined in Section 856(d)(9)(D)(i) of the Code), on behalf of a TRS failing to qualify as such.

(vi) Subject to Section 7.4 and except as provided in Section 7.2.7 hereof, during the period commencing on the Initial Date and prior to the date that either (i) each outstanding class of Capital Stock of the Corporation qualifies as a class of Publicly-Offered Securities or (ii) the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), Benefit Plan Investors shall not Beneficially Own twenty-five percent or more of any class of Equity Shares of the Corporation, disregarding any shares held by Controlling Persons (other than Controlling Persons that are Benefit Plan Investors).

(vii) Subject to Section 7.4 and except as provided in Section 7.2.7 hereof, during the period commencing on the Initial Date and prior to the date that either (i) each outstanding class of Capital Stock of the Corporation qualifies as a class of Publicly-Offered Securities or (ii) the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), no Person shall Transfer Capital Stock unless such Person obtains from its transferee a representation and agreement that (A) its transferee is not (and will not be), and is not acting on behalf of, a Benefit Plan Investor and (B) such transferee will obtain from its transferee the representation and agreement set forth in this sentence (including without limitation clauses (A) and (B)).

(viii) During the period commencing on the Domestically-Controlled Initial Date but subject to Section 7.4, any Transfer of Capital Stock shall be void ab initio as to the Transfer of such Capital Stock if, as a result of such Transfer, the fair market value of Capital Stock owned directly or indirectly by Non-U.S. Persons would comprise 50% or more of the fair market value of the issued and outstanding Capital Stock of the Corporation; and such Non-U.S. Person shall acquire no rights in such Capital Stock.

(ix) During the period commencing on the Domestically-Controlled Initial Date but subject to Section 7.4, if there is an event other than those described in Section 7.2.1(a)(viii) (a "Non-U.S. Event") that would result in the fair market value of Capital Stock owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the issued and outstanding Capital Stock of the Corporation, then Capital Stock owned directly or indirectly by Non-U.S. Persons shall be transferred to a Charitable Trust as described in Section 7.2(b) to the extent necessary to eliminate such excess ownership. Such transfer shall be effective as of the close of business on the business day prior to the date of the Non-U.S. Event. In determining which share of Capital Stock

are transferred to a Charitable Trust, Capital Stock owned directly or indirectly by any Non-U.S. Person who caused the Non-U.S. Event to occur shall be transferred before any Capital Stock not so held is transferred. If similarly situated Persons exist, the exchange shall be pro rata. If the Non-U.S. Event was not caused by a Non-U.S. Person, Capital Stock owned directly or indirectly by Non- U.S. Persons shall be chosen by random lot and transferred to a Charitable Trust until Non-U.S. Persons do not own directly or indirectly 50% or more of the issued and outstanding Capital Stock.

(b) Transfer in Trust/Transfer Void Ab Initio. If any Transfer of shares of Capital Stock (or other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii), (iv), (v), (vi), (vii) or (ix).

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii), (iv), (v), (vi), (vii) or (ix) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or other<!r event), and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this Section 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii), (iv), (v), (vi), (vii) or (ix), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii), (iv), (v), (vi), (vii) or (ix) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or. has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof or other designee if permitted by the MGCL.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the

Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) Every Person that Beneficially Owns more than five percent (5%) (or such lower percentage required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating (i) the name and address of such owner, (ii) the number of shares of Capital Stock Beneficially Owned and (iii) a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Stock Ownership Limit; and

(b) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Stock Ownership Limit.

Section 7.2.5 Remedies Not Limited. Nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to (i) subject to Section 5.7 of the Charter, protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT or (ii) avoid having the assets of the Corporation being considered to be "plan assets" (within the meaning of the Plan Asset Regulations) of any stockholder.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1 of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it at such time. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Sections 7.2.1 and 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a) (i) The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Section 7.2.1(a)(i), (ii), (iv), (vi) or (vii) as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT in the case of an exemption or Excepted Holder Limit relating to Section 7.2.l(a)(i), (ii) and (iv) or cause any assets of the Corporation to be deemed "plan assets" for purposes of ERISA or the Plan Asset Regulations in the case of an exemption relating to Section 7.2.1(a)(vi) and (vii).

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in fom1 and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to (i) determine or ensure the Corporation's status as a REIT or (ii) in the case of an exception from Section 7.2.l(a)(vi) or (vii), determine that the Corporation will not fail to qualify for the Insignificant Participation Exception or another applicable exception to avoid having the assets of the Corporation be deemed "plan assets" for the purposes of ERISA or the Plan Asset Regulations. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.l(a)(ii), (iv) and (v), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Stock Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Capital Stock and provided that the restrictions contained in Section 7.2.l (a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

Section 7.2.8 Change in Stock Ownership Limit and Excepted Holder Limits. (a) The Board of Directors may from time to time increase or decrease the Stock Ownership Limit; provided, however, that a decreased Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Stock Ownership Limit until such time as such Person's percentage of Capital Stock equals or falls below the decreased Stock Ownership Limit, but until such time as such Person's percentage of Capital Stock falls below such decreased Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Stock Ownership Limit and, provided further, that the new Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own more than forty-nine and nine-tenths percent (49.9%) in value of the outstanding Capital Stock.

(b) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with thlestablishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then existing Stock Ownership Limit.

Section 7.2.9 Legend. Each certificate, if any, or any notice in lieu of any certificate, for shares of Capital Stock shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Capital Stock.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of

Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of

the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Trustee may reduce the amount payable to the • Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such de; vise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares

sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1 (a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(l)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 7.2.l(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Deemed ERISA Representations. Each purchaser and subsequent transferee of Capital Stock after the date upon which a registration statement with respect to the Capital Stock becomes effective, will be deemed to have represented and warranted that its • purchase of Capital Stock will not constitute (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a violation of any other federal, state, local, non-U.S. or other laws or regulations applicable to such purchaser that contain one or more provisions that are substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

Section 7.6 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.7 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.8 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 5.8 and Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor appeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act as of the 8th day of May, 2015.

Eric Stoffers, Incorporator

CUST ID:0003248750
WORK ORDER:0004465330
DATE:05-05-2015 03:54 PM
AMT. PAID:$380.00

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE ** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 02 BUSINESS CODE 03

#

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

Affix Barcode Label Here

Affix Barcode Label Here

New Name ______

	FEES REMITTED
Base Fee:	100
Org. & Cap. Fee:	20
Expedite Fee:	70
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
1 Certified Copies	
Copy Fee:	30
Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	
Other:	
TOTAL FEES:	220

Credit Card ______ Check X Cash ______

______ Documents on ______ Checks

Approved By: 3

Keyed By: ______

COMMENT(S):

File 1st

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Code 871

Attention: ______

Mail: Names and Address

Stamp Work Order and Customer Number HERE

CUST ID:0003248750
WORK ORDER:0004406330
DATE:05-05-2015 03:54 PM
AMT. PAID:$380.00

Exhibit B

Certificate of Good Standing

STATE OF MARYLAND

Department of Assessments and Taxation

I, PAUL B. ANDERSON OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT THE DEPARTMENT, BY LAWS OF THE STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATIONS, OR THE RIGHTS OF CORPORATIONS TO TRANSACT BUSINESS IN THIS STATE, AND THAT I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

I FURTHER CERTIFY THAT AMERICAN HOUSING INCOME TRUST, INC., INCORPORATED MAY 04, 2015, IS A CORPORATION DULY INCORPORATED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF MARYLAND AND THE CORPORATION HAS FILED ALL ANNUAL REPORTS REQUIRED, HAS NO OUTSTANDING LATE FILING PENALTIES ON THOSE REPORTS, AND HAS A RESIDENT AGENT. THEREFORE, THE CORPORATION IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING WITH THIS DEPARTMENT AND DULY AUTHORIZED TO EXERCISE ALL THE POWERS RECITED IN ITS CHARTER OR CERTIFICATE OF INCORPORATION, AND TO TRANSACT BUSINESS IN MARYLAND.

IN WITNESS WHEREOF, I HAVE HEREUNTO SUBSCRIBED MY SIGNATURE AND AFFIXED THE SEAL OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AT BALTIMORE ON THIS MAY 13, 2015.

Paul B. Anderson
Charter Division

301 West Preston Street, Baltimore, Maryland 21201
Telephone Balto. Metro (410) 767-1340 / Outside Balto. Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice
Fax (410) 333-7097

crblnk

R9524763

Exhibit C

Bylaws

FIRST AMENDED BYLAWS

OF

AMERICAN HOUSING INCOME TRUST, INC.

(hereinafter called the "Corporation")

Effective as of June 24, 2015

RECITAL

These Bylaws are to be interpreted consistent with the Corporation's Articles of Incorporation, as amended. To the extent a conflict arises between these Bylaws and the Articles of Incorporation, the Articles of Incorporation govern the conflict. These Bylaws supersede all prior Bylaws of the Corporation.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation within the State of Maryland shall be with its Resident Agent.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date and at such time during the month of May as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of such meeting not less than ten nor more than ninety days before the date of the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Charter, special meetings of shareholders, for any purpose or purposes, may be called by any of (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Board of Directors or (iv) the Secretary on the written request of shareholders owning at least thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, which request shall state the purpose

or purposes of the proposed meeting and the matters proposed to be acted upon at such meeting. At a special meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Written notice of a special meeting stating the place, date and hour of the meeting as determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and the purpose or purposes for which the meeting is called shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before the date of the meeting to each shareholder entitled to vote at such meeting and each shareholder entitled to notice of such meeting.

SECTION 4. QUORUM. Except as otherwise required by law or by the Charter, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is to a date more than one hundred twenty (120) days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

SECTION 5. PROXIES. Any shareholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing signed by such shareholder or by his or her agent hereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period.

SECTION 6. VOTING. At all meetings of the shareholders at which a quorum is present, except as otherwise required by law, the Charter or these Bylaws, any question brought before any meeting of shareholders shall be decided by the affirmative vote of a majority of the total number of votes cast by holders of stock entitled to vote on such question, voting as a single class. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 7. NATURE OF BUSINESS AT MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this Section 7, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECTION 8. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive any dividend or other distribution or any allotment of other rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the close of business on the day on which the record date is fixed and which record date: (a), in the case of any meeting of shareholders or adjournment thereof, shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting; and (b), in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed: (x) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth day before the meeting; and (y) the record date for determining

shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. CONDUCT OF VOTING At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the Chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman of the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the shareholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of shareholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

SECTION 10. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if there is filed with the records of meetings of shareholders a written consent of the majority vote of shareholders entitled to vote on the matter.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND ELECTION OF DIRECTORS.

(a) The Board of Directors shall consist of not less than 3 nor more than 15 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 4 of this Article III, directors shall be elected by the shareholders at the annual meetings of shareholders, and each director so elected shall hold office until such director's successor is duly elected and qualifies, or until such director's earlier death, resignation or removal (whether through these Bylaws or agreement between the director and the Corporation). Directors need not be shareholders.

(b) Except as provided in Section 4 of this Article III with respect to vacancies, each director shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election).

(c) In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors (or such other Committee designated by the Board of Directors pursuant to Article III, Section 12 of these Bylaws) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

(d) If a director's resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of these Bylaws or may decrease the size of the Board pursuant to the provisions of Article III, Section 1 of these Bylaws."

SECTION 2. CHAIRMAN OF THE BOARD. The Board of Directors shall elect one of its members to be the Chairman of the Board for such term of office as the Board of Directors shall determine (subject to re-election as necessary at the annual meetings of shareholders). The Chairman of the Board shall hold office until his or her successor is elected by the Board of Directors, or until his or her earlier resignation or removal. The Chairman of the Board may be removed at any time without cause by the affirmative vote of a majority of the entire Board of Directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation unless he or she also holds one of the positions set forth in Article IV hereof. The Chairman of the Board may be an independent member of the Board of Directors for purposes of the rules of The New York Stock Exchange or otherwise.

The Chairman of the Board shall preside at all meetings of the shareholders of the Corporation and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

In the absence of the Chairman of the Board, the Board of Directors may appoint a Deputy Chairman of the Board to act in the place of the Chairman of the Board and with such duties as the Board of Directors may assign to him or her.

SECTION 3. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election and qualified to serve as directors of the Corporation, except as may be otherwise provided in the Charter (with respect to the right of holders of common stock or preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances). Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a), in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (b), in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated

thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

For purposes of this Section 3, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 4. VACANCIES. Subject to the terms of any one or more classes or series of common stock or preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The shareholders may elect to fill a vacancy on the Board of Directors which results from the removal of a Director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock or common stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Charter.

SECTION 5. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the shareholders.

SECTION 6. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, the Deputy Chairman of the Board, if there be one or, in the absence of the Deputy Chairman of the Board, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and, in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

SECTION 7. REMOVALS OF DIRECTORS. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter, or as set forth in any agreement between the director and the Corporation.

SECTION 8. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the directors then in office. Notice of every regular or special meeting of the Board stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or electronic transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 9. QUORUM. Except as may be otherwise required by law and the Charter or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which there is a quorum shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

SECTION 10. ACTIONS OF BOARD. Unless otherwise provided by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the majority of members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee.

SECTION 11. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Charter or these Bylaws, members of the Board of Directors, or any committee thereof, may (and, at the request of any such member, shall be given an opportunity to) participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

SECTION 12. COMMITTEES. (i) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint one or more committees of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in these Bylaws or in the resolution establishing such committee, shall have and may exercise

all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available directors shall constitute an Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the Charter and By-Laws. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

SECTION 13. COMPENSATION. To the extent not included in any agreement between a director and the Corporation, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

SECTION 14. ENTIRE BOARD OF DIRECTORS. As used in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding anything to the contrary provided herein, if at any time the number of directors actually holding office do not constitute the requisite percentage of the entire Board of Directors necessary to take action as provided in these Bylaws, then any action required to be taken on such item shall be taken by an affirmative vote of 65% of the directors then in office.

ARTICLE IV

OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall include (i) a Chief Executive Officer, (ii) a President, (iii) a Secretary and (iv) a Treasurer, each of whom shall be elected by the Board of Directors and shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors. The Board of Directors may also elect or appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may determine from time to time. The Board may designate one or more of its officers to serve as the Corporation's Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer and such other such roles as the Board may determine from time to time.

The Chief Executive Officer and the President may each appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant

Treasurers and such other officers as either of them may determine from time to time; and the Chief Operating Officer may appoint one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers of the Corporation below the level of Senior Vice President as he or she may determine from time to time.

Each officer of the Corporation shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws, and as set forth in any agreement for services rendered on behalf of the Corporation, where applicable, and as shall be determined from time to time (i) by the Board of Directors, if such officer was elected by the Board of Directors, the Chief Executive Officer, the President, or the Chief Operating Officer, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iii) by the President if such officer was appointed by the President or the Chief Operating Officer, or (iv) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer. Any two or more offices may be held by the same person.

SECTION 2. REMOVAL/RESIGNATION. Unless specifically set forth in any officer agreement, all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal and any officer may be removed at any time (i) by the affirmative vote of a majority of the entire Board of Directors, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iv) by the President if such officer was appointed by the President or the Chief Operating Officer, or (v) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer.

SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Operating Officer or any Executive Vice President, and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. Shares of the Corporation's own stock owned directly or indirectly by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time unless such shares are held by the Corporation in a fiduciary capacity.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be responsible for the overall strategies of the business. The Chief Executive Officer will report to the company's Board of Directors. The Chief Executive Officer will coordinate and manage the efforts of the Company's senior executives to develop and achieve the firm's current and long-term objectives and vision. The Chief Executive Officer is responsible for the operating policies and procedures for the organization. The Chief Executive Officer is the senior firm representative to its clients, the financial community, and the general public.

SECTION 5. PRESIDENT. In most cases, the President shall also be the Chief Executive Officer and in such cases shall have the powers of the Chief Executive Officer. In the event the President is not also the Chief Executive Officer, the President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, Chief Executive Officer or the Board of Directors.

SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall direct, oversee, and coordinate the activities of the Corporation to achieve goals and objectives and to implement policies established by the Chief Executive Officer, the President and the Board of Directors. The Chief Operating Officer shall play a significant role in supporting the Chief Executive Officer and the President in advancing the Corporation's relationship with its clients, its shareholders, and the financial community. The Chief Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Chief Executive Officer, the President, or by the Board of Directors.

SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the the Board of Directors, Chief Executive Officer, or the President.

SECTION 8. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, MANAGING DIRECTORS, PRINCIPALS AND VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Managing Director, Principal or other Vice President shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, or the President, as provided in Section 1 of this Article IV.

SECTION 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.

SECTION 11. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, or the Secretary and, in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 14. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, or the Treasurer and, in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under control of the Assistant Treasurer belonging to the Corporation.

SECTION 15. CONTRACTS AND DOCUMENTS. Each officer of the Corporation shall possess the power to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed or signed. Each officer of the Corporation shall be responsible for executing such power in

accordance with any applicable internal authority or approval policies and otherwise to the extent consistent with the responsibilities of his or her position on behalf of the Corporation.

To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any employee or agent of the Corporation to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

A person who holds more than one office in the Corporation may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

ARTICLE V

STOCK

SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have certificates which represent and certify the shares of stock of the Corporation owned of record by such shareholder. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder to whom it is issued, the class of stock and number of shares represented by the certificate and, on its back, a statement that the Corporation shall furnish on request and without charge a full statement of any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and, in the case of preferred stock or a special class in a series, the differences in the relative rights and preferences between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of a subsequent series, and shall otherwise be in such form, not inconsistent with the Maryland General Corporation Law (the "MGCL") and the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.

SECTION 2. SIGNATURES. Each such certificate shall be signed, in the name of the Corporation, (i) by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or an Executive Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock in the Corporation owned of record by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES. The Board of Directors or any officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the

making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1. NOTICES. Whenever written notice is required by law, the Charter or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by hand-delivery, telecopier or air courier, and in the case of a notice to a shareholder may be given by hand-delivery or mail, addressed to such director, member of a committee or shareholder, at such person's address or telecopy number as it appears on the records of the Corporation, as the case may be, with any charges therefor being prepaid, and such notice shall be deemed to be given at the time personally delivered if delivered by hand; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip relating thereto, if telecopied; on the third business day after delivery to the air courier for courier delivery, if sent by air courier; and at the time when the same shall be deposited with the United States Mail, if sent by mail.

SECTION 2. WAIVERS OF NOTICE.

(a) Whenever any notice is required by law, the Charter or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Charter or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to the requirements of the MGCL and the provisions of the Charter, dividends upon the stock of the Corporation may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors and may be paid in cash, in property, or in shares of the Corporation's capital stock.

SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year.

SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 5. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

SECTION 6. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7. ELECTRONIC TRANSMISSIONS. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

SECTION 8. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS. Subject to Section 2 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively a "Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii), in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful ((i), (ii) and (iii) collectively "Improper Conduct"). The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that such person committed Improper Conduct. The termination of any Proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that such person committed Improper Conduct.

SECTION 2. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer did not commit Improper Conduct. Such determination shall be made (i) by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who are not parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties to such Proceeding may participate, (ii) by written opinion of special legal counsel selected by the Board of Directors or a committee of the Board as set forth in (i) of this Section 2 or, if the requisite quorum of

the full Board of Directors cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board of Directors in which directors who are parties to such Proceedings may participate or (iii) by the shareholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 3. DIRECTORS' RELIANCE ON REPORTS. For purposes of any determination under Section 2 of this Article VIII, a director shall be deemed not to have committed Improper Conduct if (i), in performing his or her duties, such director relied on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by (A) an officer or employee of the Corporation whom such director reasonably believed to be reliable and competent on the matters presented, (B) a lawyer, public accountant or other person, as to a matter which such director reasonably believed to be within the person's professional or expert competence or (C) a committee of the Board of Directors on which such director did not serve, as to a matter within its delegated authority, if such director reasonably believed the committee to merit confidence; and (ii) such director did not have any knowledge concerning the matter in question which would cause such reliance to be unwarranted. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a director may be deemed to not have committed Improper Conduct.

SECTION 4. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 2 of this Article VIII, and notwithstanding the absence of any determination thereunder, a court of appropriate jurisdiction, upon application of an officer or director and such notice as the court shall require, may order indemnification in the following circumstances: (i) if it determines that an officer or director has not committed Improper Conduct, the court shall order indemnification, in which case the officer or director shall be entitled to recover the expenses of securing such reimbursement; or (ii) if it determines that the officer or director is fairly and reasonably entitled to indemnification, whether or not the officer or director has committed Improper Conduct or, in a Proceeding charging improper personal benefit to the officer or director, such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received, the court may order such indemnification as the court shall deem proper, provided, however, that such indemnification shall be limited to expenses with respect to (x) any Proceeding by or in the right of the Corporation or (y) any Proceeding charging improper personal benefit to the officer or director, where such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received.

SECTION 5. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director or officer of such director's or officer's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (ii) a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 6. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter or any Bylaw, agreement, contract, vote of shareholders or directors, an agreement or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the MGCL, or otherwise.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

SECTION 9. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 11. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

SECTION 12. ENFORCEABILITY. This Article VIII shall be deemed to grant each person who, at any time that this Article VIII is in effect serves in any capacity which entitles such person to indemnification hereunder, the right to enforce the provisions of this Article VIII against the Corporation, and any repeal or modification of this Article VIII or any repeal or modification of the MGCL or any other applicable law shall not limit any rights under this Article VIII then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification and advancement of expenses for proceedings commenced after such repeal or modification to enforce this Article VIII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

ARTICLE VII

AMENDMENTS

SECTION 1. AMENDMENTS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the shareholders as provided in the Charter.

RATIFIED AND APPROVED BY THE BOARD OF DIRECTORS:

SEAN ZARINEGAR
CHAIRMAN OF THE BOARD

JEFF HOWARD
DIRECTOR

KENNETH HEDRICK
DIRECTOR

Dated: June 24, 2015

Exhibit D

Consent Resolution

RESOLUTIONS OF THE BOARD OF DIRECTORS FOR AMERICAN HOUSING INCOME TRUST, INC.

Pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws for American Housing Income Trust, Inc., a Maryland corporation (the "Corporation"), and pursuant to the shareholder consent of the majority of shareholders entitled to vote dated June 23, 2015, the Board of Directors approves the following actions:

RESOLVED, the First Amended Bylaws of the Corporation (attached hereto) are hereby ratified as being in the best interests of the Corporation.

RESOLVED, pursuant to Article III of the Bylaws, the Board of Directors accepts the resignation of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and accepts the resignation of Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appoints Sean Zarinegar to fill the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer vacancies until such time the Board of Directors fills the vacancy under Article III, Section 1 of the Bylaws, and appoints Monica Andreas to fill the Secretary vacancy.

RESOLVED, pursuant to Article III of the Bylaws, Jeff Howard is hereby appointed a director of the Corporation effective immediately.

RESOLVED, that in light of the aforementioned resignations, Sean Zarinegar, as a member of the Board of Directors and as an officer of the Corporation, is hereby authorized to execute any and all agreements, memorandums, certificates or any other loan documents associated with Firstkey Lending, LLC.

RESOLVED, that any one or more of the officers of the Corporation is authorized to pay all expenses incurred in connection with the incorporation and organization of the Corporation, and that such expenditure shall be treated in a manner elected by the officer under the Bylaws.

RESOLVED, that the Corporation may transact banking business at any such bank as the Chief Executive Officer/President may from time to time determine; that the Chief Executive Officer/President is authorized direct the Secretary to execute and deliver to such banks their customary form of corporate resolutions applicable to any such accounts and to attach copies of such resolutions to these consent resolutions, which adopted in the same manner and with the same effect as if set out in full; and that such resolutions are in full force and effect and binding on the Corporation until they have been rescinded and written notice of such rescission has been delivered to such bank.

RESOLVED, that Sean Zarinegar, as President, and Monica Andreas, as Secretary, are authorized to file with the State of Maryland's Department of Assessments and Taxation the Articles of Amendment to Articles of Incorporation specifically amending Article VI to account for the recent adjustment in par value of shares of common stock in the Corporation to $.01 and to ratify the authorization of shares of common stock and preferred stock as 100,000,000 and 10,000,000, respectively, and in amending the fiscal year to December 31st of each year.

RESOLVED, the Board of Directors acknowledges that Article VII of the Articles of Incorporation were filed with the Corporation's intent to pursue election as a real estate investment trust under the pertinent provisions of the Internal Revenue Code. The Board of Directors acknowledges that it has not made such an election. To the extent deemed necessary under the Articles of Incorporation, the Board of Directors, pursuant to Article VII, Section 7.2.7, exempts American Realty Partners, LLC and its transferees from the restrictions under Section 7.2.1 until such time the Board of Directors determines that such exemption impairs any attempts to elect status as a real estate investment trust.

RESOLVED, that all prior actions of the officers are hereby ratified as being in the best interests of the Corporation.

RATIFIED AND APPROVED BY THE BOARD OF DIRECTORS:

SEAN ZARINEGAR
CHAIRMAN OF THE BOARD

JEFF HOWARD
DIRECTOR

KENNETH HEDRICK
DIRECTOR

Dated: June 24, 2015